                                                                      EXHIBIT 99

                                 REVOCABLE PROXY
                             FORT BEND HOLDING CORP.

/X/     PLEASE MARK VOTES
        AS IN THIS EXAMPLE

                         Special Meeting of Stockholders
                               _____________, 1999

     The undersigned hereby appoints the Board of Directors of Fort Bend Holding Corp. (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Meeting") to be held at the Fort Bend Country Club located at 2627 Farm to Market Road 762, Richmond, Texas, on ___________, 1999 at ____ __.m., local time, and at any and all adjournments and postponements thereof.

                                       -------------------
Please be sure to sign and date this     Date
Proxy in the box below.
----------------------------------------------------------


Stockholder sign above      Co-holder (if any) sign above
----------------------------------------------------------


     1. Approval and adoption of the Agreement and Plan of Merger dated as of October 20, 1998, between the Company and Southwest Bancorporation of Texas, Inc. ("Southwest"), pursuant to which the Company will merge with and into Southwest, which shall be the surviving entity, and whereupon the stockholders of the Company will receive 1.45 shares of Southwest Common Stock in exchange for each share of Company Common Stock, as described in the Proxy Statement/Prospectus relating to such Meeting:

    For                        Against                   Abstain

    / /                          / /                       / /

     2. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

     The Board of Directors recommends a vote "FOR" the approval and adoption of the Agreement and Plan of Merger.

    Detach above card, sign, date and mail in postage paid envelope provided.

                             FORT BEND HOLDING CORP.

--------------------------------------------------------------------------------
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If this Proxy is properly revoked as described above, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect.

     The above signed hereby acknowledges receipt from the Company, prior to the execution of this Proxy, of the Notice of the Special Meeting and the related Proxy Statement/Prospectus, accompanied by copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998, Proxy Statement dated June 29, 1998 and Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998.

     Please sign exactly as your name(s) appear(s) on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give you full title. If shares are held jointly, each holder should sign.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------